UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 20, 2007
Moldflow Corporation
(Exact name of registrant as specified in charter)

Delaware	000-30027	04-3406763

(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

492 Old Connecticut Path, Ste 401, Framingham, MA	01701

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (508) 358-5848
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b)
On June 21, 2007, Moldflow Corporation announced that Mr. Christopher L. Gorgone, the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary resigned from those positions with the Company, effective immediately. This matter is discussed further in the press release issued by Moldflow Corporation on June 21, 2007 which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
(c)
On June 21, 2007, Moldflow Corporation announced that Mr. Gregory Magoon, 35, has been appointed to serve as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, effective on June 21, 2007. Since 2001, Mr. Magoon has served as Corporate Controller for Moldflow Corporation. Prior to that, Mr. Magoon served as Audit Services Manager for PricewaterhouseCoopers LLP. This matter is discussed further in the press release issued by Moldflow Corporation on June 21, 2007, which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
(e)
On June 20, 2007, the Company and Christopher L. Gorgone entered into a Transitional Services Agreement which sets forth the obligations of the Company to Mr. Gorgone and the services to be provided by Mr. Gorgone to the Company between such date and his termination of employment with the Company. Following the transition period, and at the time of termination of employment, Mr. Gorgone will be eligible for the benefits set forth in his Amended and Restated Employment Agreement dated July 8, 2005. The Company expects that the acceleration of certain stock options and restricted stock held by Mr. Gorgone, which will accelerate on the date of termination, will have a material impact on the Company’s share-based compensation expense, as calculated under the provisions of Statement of Financial Standards No. 123(a), “Share-Based Payment”, for the quarter and fiscal year ended June 30, 2007.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits:
99.1 Press Release issued by Moldflow Corporation dated June 21, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLDFLOW CORPORATION
Date: June 25, 2007	By:	/s/ Gregory W. Magoon
		Name:	Gregory W. Magoon
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

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EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Press Release issued by Moldflow Corporation dated June 21, 2007

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